AS FILED  WITH THE  SECURITIES  AND  EXCHANGE  COMMISSION  ON  NOVEMBER  3, 1998

                                                      REGISTRATION NO. ---------


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933



                       CELL PATHWAYS HOLDINGS, INC.
          (Exact Name of Registrant as Specified in its Charter)



             DELAWARE                                     23-246900
     (State of Incorporation)                   (I.R.S. Employer Identification
                                                             No.)



                           702 ELECTRONIC DRIVE
                             HORSHAM, PA 19044

                 (Address of Principal Executive Offices)


              CELL PATHWAYS, INC. 1997 EQUITY INCENTIVE PLAN
    CELL PATHWAYS, INC. 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
             CELL PATHWAYS, INC. EMPLOYEE STOCK PURCHASE PLAN
                  TSENG LABS, INC. 1991 STOCK OPTION PLAN
         TSENG LABS, INC. 1991 SPECIAL DIRECTORS STOCK OPTION PLAN
                  TSENG LABS, INC. 1995 STOCK OPTION PLAN

                         (Full Title of the Plan)


                           ROBERT J. TOWARNICKI
                          CHIEF EXECUTIVE OFFICER
                       CELL PATHWAYS HOLDINGS, INC.
                           702 ELECTRONIC DRIVE
                             HORSHAM, PA 19044
                              (215) 706-3800

  (Name, Address and Telephone Number, Including Area Code, of Agent for
                                 Service)

                                COPIES TO:
                            REX R. O'NEAL, ESQ.
                            COOLEY GODWARD LLP
                     2595 CANYON BOULEVARD, SUITE 250
                       BOULDER, COLORADO 80302-6737
                              (303) 546-4000

                         CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED
                                                  PROPOSED              MAXIMUM
TITLE OF SECURITIES        AMOUNT TO BE       MAXIMUM OFFERING          AGGREGATE       AMOUNT OF
TO BE REGISTERED          REGISTERED (1)     PRICE PER SHARE (1)       OFFERING PRICE   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Common Stock                1,777,214              $ 5.67
(par value $0.01)
                            1,574,286              $11.36              $27,968,499.36     $7,775.25
--------------------------------------------------------------------------------------------------------


(1) All share numbers and exercise prices assume: the assumption by Registrant of the Cell Pathways, Inc. 1997 Equity Incentive Plan ("1997 Equity Incentive Plan"), Cell Pathways, Inc. 1997 Non-Employee Directors' Stock Option Plan ("1997 Non-Employee Directors' Plan"), Cell Pathways, Inc. Employee Stock Purchase Plan ("Employee Stock Purchase Plan"), Tseng Labs, Inc. 1991 Stock Option Plan ("Tseng 1991 Plan"), Tseng Labs, Inc. 1995 Stock Option Plan ("Tseng 1995 Plan") and Tseng Labs, Inc. 1991 Special Directors Stock Option Plan ("Tseng 1991 Special Directors Plan") (collectively, the "Plans"), and the effectiveness of the conversion of the shares of Tseng Labs, Inc. and Cell Pathways, Inc. into the right to be issued a number of shares of Registrant using the Cell Pathways, Inc. conversion ratio and the Tseng Exchange Ratio (incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1). The price per share and aggregate offering price for shares subject to options previously granted and currently outstanding under the Registrant's Plans are based upon the weighted average exercise price pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price for shares issuable upon exercise of options available for grant under the Plans are based upon the closing price of Tseng Labs, Inc. Common Stock as of the most recent practicable date, converted into an implied closing price of Registrant using the Tseng Exchange Ratio (incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

------------------------------------------------------------------------------------------
   TYPE OF SHARES        NUMBER OF SHARES (2)    OFFERING PRICE PER  AGGREGATE OFFERING PRICE
                                                    SHARE(2)
------------------------------------------------------------------------------------------
Shares issuable             1,264,749                 $4.69           $5,937,466.40
pursuant to options
outstanding under
the 1997 Equity
Incentive Plan, the
1997 Non-Employee
Directors' Plan and
the Employee Stock
Purchase Plan
------------------------------------------------------------------------------------------

Shares issuable             512,465           $ 8.09           $4,147,144.00
pursuant to options
outstanding under
the Tseng 1995
Plan, the Tseng
1991 Plan and the
Tseng 1991 Special
Directors Plan
------------------------------------------------------------------------------------------
Shares issuable           1,574,286            $11.36          $17,883,888.96
upon exercise of
options available
for grant under the
1997 Equity
Incentive Plan, the
1997 Non-Employee
Directors' Plan and
the Employee Stock
Purchase Plan
------------------------------------------------------------------------------------------

(2) All share numbers and exercise prices assume: the assumption by Registrant of the Cell Pathways, Inc. 1997 Equity Incentive Plan ("1997 Equity Incentive Plan"), Cell Pathways, Inc. 1997 Non-Employee Directors' Stock Option Plan ("1997 Non-Employee Directors' Plan"), Cell Pathways, Inc. Employee Stock Purchase Plan ("Employee Stock Purchase Plan"), Tseng Labs, Inc. 1991 Stock Option Plan ("Tseng 1991 Plan"), Tseng Labs, Inc. 1995 Stock Option Plan ("Tseng 1995 Plan") and Tseng Labs, Inc. 1991 Special Directors Stock Option Plan ("Tseng 1991 Special Directors Plan") (collectively, the "Plans"), and the effectiveness of the conversion of the shares of Tseng Labs, Inc. and Cell Pathways, Inc. into the right to be issued a number of shares of Registrant using the Cell Pathways, Inc. conversion ratio and the Tseng Exchange Ratio (incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1). The price per share and aggregate offering price for shares subject to options previously granted and currently outstanding under the Registrant's Plans are based upon the weighted average exercise price pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price for shares issuable upon exercise of options available for grant under the Plans are based upon the closing price of Tseng Labs, Inc. Common Stock as of the most recent practicable date, converted into an implied closing price of Registrant using the Tseng Exchange Ratio (incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Cell Pathways Holdings, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Registrant's Joint Proxy Statement/Prospectus dated September 21, 1998 (Registration No. 333-59557).

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4.

         (c) All reports and other documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                            DESCRIPTION OF SECURITIES

         Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Registrant has entered into indemnification agreements with each of its directors and executive officers under which the Registrant has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being a director or executive officer of the Registrant and the Registrant maintains directors' and officers' liability insurance.

                       EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

                                    EXHIBITS


      EXHIBIT
      NUMBER      DESCRIPTION

         4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         4.2      Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         4.3 Specimen stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         5.1      Opinion of Cooley Godward LLP.

         10.1 Cell Pathways, Inc. 1997 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         10.2 Cell Pathways, Inc. 1997 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         10.3     Cell Pathways, Inc. Employee Stock Purchase Plan. (1)

         10.4 Tseng Labs, Inc. 1991 Stock Option Plan (incorporated by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         10.5 Tseng Labs, Inc. 1991 Special Directors Stock Option Plan (incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         10.6 Tseng Labs, Inc. 1995 Stock Option Plan (incorporated by reference to Exhibit 10.22 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         23.1     Consent of Cooley Godward LLP (incorporated by reference to
                  Exhibit 5.1).

         23.2     Consent of Arthur Andersen LLP.

         23.3     Consent of Arthur Andersen LLP.

         24       Power of Attorney. Reference is made to the signature pages.

         (1) Filed as an exhibit to Cell Pathways, Inc.'s Registration Statement on Form S-1, filed October 9, 1997, file number 333-37557, or amendments thereto and incorporated by reference.

        UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, State of Pennsylvania, on the 2nd day of November, 1998.

                                          CELL PATHWAYS HOLDINGS, INC.


                                          By:  /s/ Robert J. Towarnicki
                                               ------------------------
                                             Robert J. Towarnicki
                                             Chief Executive Officer

                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Towarnicki and Richard H. Troy, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                                    DATE
   /s/ Robert J. Towarnicki          Chief Executive Officer and                 November 2, 1998
   -----------------------           Director (Principal Executive Officer)
    Robert J. Towarnicki

   /s/ Brian J. Hayden               Vice President - Finance,                   November 2, 1998
   -----------------------           Chief Financial Officer,
       Brian J. Hayden               Treasurer (Principal Financial
                                     and Accounting Officer)

   /s/ Richard H. Troy               Senior Vice President - Corporate           November 2, 1998
   ----------------------            Development, General Counsel,
       Richard H. Troy               Secretary and Director


   /s/ William A. Boeger             Chairman of the Board of                    November 2, 1998
  -----------------------            Directors
      William A. Boeger

   /s/ Thomas M. Gibson              Director                                    November 2, 1998
  ---------------------
       Thomas M. Gibson

                                     Director                                    November 2, 1998
  ------------------------------
     Judith A. Hemberger


   /s/ Roger J. Quy                  Director                                    November 2, 1998
  ---------------------
     Roger J. Quy

   /s/ Bruce R. Ross                 Director                                    November 2, 1998
  ----------------------
     Bruce R. Ross

  /s/ Peter G. Schiff                Director                                    November 2, 1998
  ----------------------
     Peter G. Schiff

  /s/ Randall M. Toig, M.D.
  -------------------------          Director                                    November 2, 1998
     Randall M. Toig, M.D.

                              EXHIBIT INDEX


      EXHIBIT
      NUMBER      DESCRIPTION

         4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         4.2      Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         4.3 Specimen stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         5.1      Opinion of Cooley Godward LLP.

         10.1 1997 Equity Incentive Plan of Cell Pathways, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         10.2 1997 Non-Employee Director Stock Option Plan of Cell Pathways, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         10.3     Employee Stock Purchase Plan of Cell Pathways, Inc. (1)


         10.4 Tseng Labs, Inc. 1991 Stock Option Plan (incorporated by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         10.5 Tseng Labs, Inc. 1991 Special Directors Stock Option Plan (incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         10.6 Tseng Labs, Inc. 1995 Stock Option Plan (incorporated by reference to Exhibit 10.22 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-59557)).

         23.1     Consent of Cooley Godward LLP (incorporated by reference to
                  Exhibit 5).

         23.2     Consent of Arthur Andersen LLP.

         23.3     Consent of Arthur Andersen LLP.

         24       Power of Attorney. Reference is made to the signature pages.

         (1) Filed as an exhibit to Cell Pathways, Inc.'s Registration Statement on Form S-1, filed October 9, 1997, file number 333-37557, or amendments thereto and incorporated by reference.